UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2008

CTC MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52003	58-1869211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A
125124 Moscow, Russia

(Address of principal executive offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 18, 2008, CTC Media Inc. and its wholly owned subsidiary, ZAO “Set Televissionnykh Stantsiy” (collectively, the “Company”), and  OOO Promlyshlenno-Finansovaya Kompaniya (the “Landlord”) executed agreements, effective as of July 1, 2008 (the “termination agreements”), terminating their preliminary agreements dated as of November 10, 2006 relating to a 10-year lease of approximately 12,000 square meters of space in an office building in Moscow.  The preliminary agreements were terminated because the Landlord sold the building that was the subject of the agreements.  Pursuant to the termination agreements, the Landlord is obligated to make payments to the Company totaling approximately $3.9 million (including VAT), which includes repayment of a security deposit, payment of a termination fee and reimbursement for certain build-out costs already incurred by the Company.   The payments are to be made on or before July 30, 2008 and are payable in Russian rubles.  All dollar amounts are based on the US dollar/Russian ruble exchange rate reported by the Central Bank of Russia as of July 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: July 23, 2008	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer